UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2013

THE ACTIVE NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35187	33-0884962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10182 Telesis Court San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

(858) 964-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2013, The Active Network, Inc., a Delaware corporation (“ACTIVE” or the “ Company”), Athlaction Holdings, LLC, a Delaware limited liability company (“Parent”), and Athlaction Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Parent and Purchaser are beneficially owned by affiliates of Vista Equity Partners Fund III, L.P. and Vista Equity Partners Fund IV, L.P. (collectively, “Vista”). The Board of Directors of the Company has unanimously approved the Merger Agreement.

The Offer and the Merger

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser is required to commence a tender offer (the “Offer”) no later than October 8, 2013 to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Shares”), at a purchase price of $14.50 per Share in cash (the “Offer Price”), without interest.

The consummation of the Offer will be conditioned on (i) there having been validly tendered and not validly withdrawn Shares that represent one more than 50% of the total number of Shares outstanding on a fully diluted basis at the time of the expiration of the Offer, (ii) expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the receipt of proceeds by Parent under certain financing agreements, including debt commitment letters from Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Royal Bank of Canada, RBC Capital Markets, Bank of Montreal, and BMO Capital Markets Corp. (collectively, the “Lenders”), and (iii) other customary conditions.

Following the consummation of the Offer and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the Delaware General Corporation Law (the “DGCL”) and other applicable laws, Purchaser will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent, at which time each outstanding Share (other than Shares owned by Parent, Purchaser or the Company, or any of their respective wholly owned subsidiaries, or Shares with respect to which appraisal rights are properly exercised under Delaware law) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest. Assuming the satisfaction of conditions, the Company expects the Merger to close in the fourth quarter of 2013.

The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the DGCL, which permits completion of the Merger upon the collective ownership by Parent, Purchaser and any other subsidiary of Parent of one share more than 50% of the number of Shares that are then issued and outstanding, and if the Merger is so effected pursuant to Section 251(h) of the DGCL, no stockholder vote will be required to consummate the Merger.

In the event that Purchaser purchases Shares in the Offer but a determination is made that it is ineligible to use Section 251(h) of the DGCL, the Company has granted to Purchaser an option (the “Top-Up Option”) to purchase from the Company up to the number of then-available authorized and unissued shares of the Company’s common stock at the Offer Price per share. If Parent, Purchaser and any other subsidiary of Parent collectively acquire at least one share more than 90% of the issued and outstanding shares of Company common stock, whether as a result of the Top-Up Option or otherwise, the parties have agreed to take all necessary and appropriate actions to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of the stockholders of the Company, through the “short form” procedures available under Section 253 of the DGCL.

The Merger Agreement provides that, immediately prior to the Effective Time (as defined in the Merger Agreement): (i) all options to purchase the Company’s common stock that are outstanding, whether or not vested, will be cancelled and converted automatically into the right to receive, in exchange for the cancellation of such options, an amount in cash, without interest, equal to the product obtained by multiplying (x) the aggregate number of shares of the Company’s common stock that were issuable upon exercise of such option immediately prior to the Acceptance Time (as defined in the Merger Agreement) and (y) the Offer Price, less the per share exercise price of such option, and (ii) all of the Company’s outstanding unvested restricted stock units, unvested performance based restricted stock units and unvested market stock units, will become fully vested and converted into the right to receive an amount in cash (subject to applicable withholding taxes) equal to the Offer Price multiplied by the number of shares of the Company’s common stock subject to such RSU.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, among other things, covenants not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions to allow the Company’s Board of Directors to exercise its fiduciary duties. However, the Merger Agreement provides for limited exceptions to these covenants for certain excluded parties until 11:59 p.m. on October 21, 2013. During this period, the Company may continue discussions and negotiations with certain persons or groups of persons (such persons, the “Excluded Parties”) who made a bona fide written offer, indication of interest or proposal for an Acquisition Transaction (as defined in the Merger Agreement) prior to September 28, 2013 or with whom the Company has been actively engaged in discussions or negotiations with respect to an Acquisition Proposal prior to September 28, 2013 which could reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for both the Company and Parent, including, among others, if the transactions contemplated by the Merger Agreement are not consummated on or before March 28, 2014 or if the Company terminates the Merger Agreement in compliance with its terms in order to accept a Superior Proposal. Upon termination of the Merger Agreement under specified circumstances, including in the event of a termination by the Company in order to accept a Superior Proposal, the Company has agreed to pay Parent a termination fee of $32,003,760. However, if the Company terminates the agreement to accept a Superior Proposal with an Excluded Party on or prior to October 21, 2013, the termination fee will be reduced to $13,334,900. Parent will be required to pay the Company a termination fee equal to $64,007,521 under certain specified circumstances as set forth in the Merger Agreement. Vista has provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of Parent’s termination fee if such amount becomes payable under the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Purchaser. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors and are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser.

Equity and Debt Commitments

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses. Vista Equity Partners Fund III, L.P. and Vista Equity Partners Fund IV, L.P. have committed to capitalize Parent, at or immediately prior to the effective time of the Merger, with an aggregate equity contribution in an amount of $660 million subject to the terms and conditions set forth in an equity funding commitment letter, dated as of September 28, 2013.

The Lenders have committed to provide debt financing for the transaction, consisting of $350 million of senior secured first lien loans and $155 million of senior secured second lien loans, each on the terms and subject to the conditions set forth in a commitment letter dated as of September 28, 2013 (the “Debt Commitment Letter”). The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions, including, without limitation, execution and delivery by the borrowers and the guarantors of definitive documentation consistent with the Debt Commitment Letter and the documentation standards specified therein.

Item 8.01	Other Events.

On September 30, 2013, the Company issued a press release announcing that the Company was being acquired by Vista. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Notice to Investors

The tender offer for the outstanding common stock of ACTIVE referred to in this Current Report on Form 8-K has not yet commenced. This report is not an offer to purchase or a solicitation of an offer to sell shares of ACTIVE’s common stock. The solicitation and the offer to purchase shares of ACTIVE’s common stock will only be made pursuant to an offer to purchase and related materials that Vista intends to file with the Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, an affiliate of Vista will file a Tender Offer Statement on Schedule TO with the SEC, and at the same time or soon thereafter ACTIVE will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. STOCKHOLDERS OF ACTIVE ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s web site at www.sec.gov or by contacting the investor relations department of ACTIVE at 10182 Telesis Court, San Diego, California 92121, by telephone at (858) 964-3834 or by email at PR@ACTIVEnetwork.com.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements with respect to the tender offer and related transactions, including the benefits expected from the acquisition and the expected timing of the completion of the transaction. When used in this report, the words “can,” “will,” “believes,” “intends,” “expects,” “is expected,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risks, including uncertainties regarding the timing of the closing of the transaction, uncertainties as to the number of ACTIVE stockholders who may tender their stock in the tender offer, the possibility that various closing conditions for the transaction may not be satisfied or waived, and general economic and business conditions. ACTIVE does not assume any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law. Factors that could cause actual results of the tender offer to differ materially include the following: the risk of failing to obtain any regulatory approvals or satisfy conditions to the transaction, the risk that Vista is unable to obtain adequate financing, the risk that the transaction will not close or that closing will be delayed, the risk that ACTIVE’s business will suffer due to uncertainty related to the transaction, the competitive environment in ACTIVE’s industry and competitive responses to the transaction. Further information on factors that could affect ACTIVE’s financial results is provided in documents filed by ACTIVE with the SEC, including ACTIVE’s most recent filings on Form 10-Q and Form 10-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Athlaction Holdings, LLC, Athlaction Merger Sub, Inc., and The Active Network, Inc., dated as of September 28, 2013. (Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.)

99.1	Press Release dated September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ACTIVE NETWORK, INC.

Date: September 30, 2013	/s/ Scott Mendel
Scott Mendel
Chief Financial Officer (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Athlaction Holdings, LLC, Athlaction Merger Sub, Inc., and The Active Network, Inc., dated as of September 28, 2013. (Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.)

99.1	Press Release dated September 30, 2013.